Exhibit 23

     Consent of Independent Accountants
     ----------------------------------
     We have issued our reports dated February 10, 1995 accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Federal Realty Investment Trust on Form S-3 (File No. 33-51029, effective December 31, 1993).


     Grant Thornton LLP
     Washington, D.C.
     March 21, 1995

































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